KeyCorp Barclays Global Financial Services Conference September 14, 2026 Clark Khayat Chief Financial Officer

$ in millions, unless otherwise stated FY2026 (vs. FY2025) On an operating basis Revenue(1),(2) (FY25 baseline: $7,513) up ~8% (previously up 7 – 8%) Net interest income(1),(2) (FY25 baseline: $4,671) up 9 – 11% Net interest margin(2) 4Q exit rate: 3.00 – 3.05% Average earning assets growing $1Bn – $2Bn from 2Q26 Noninterest income (FY25 baseline: $2,842) up 4 – 5% (previously up 3 – 4%) Noninterest income on an adjusted basis(1) (FY25 baseline: $2,495)(3) up 6 – 7%(3) (previously up 5 – 6%) Adjusted noninterest expense(1) (FY25 baseline: $4,729)(4) up ~4% (previously up 3 – 4%) Average loans (FY25 baseline: $105.7Bn) up 4 – 5% Average commercial loans (FY25 baseline: $74.5Bn) up 8 – 10% NCOs to average loans 40 – 45 bps Tax rate GAAP tax rate: ~22% Tax-equivalent effective rate(5): ~23% 16 – 19% ROTCE 9.5 – 10% Marked CET1 3.25%+ / 15%+ NIM and ROTCE (1) Represents a forward-looking non-GAAP measure: refer to slide 4, "Forward-Looking Statements and Additional Information", for more information; (2) Taxable equivalent basis; (3) Excluding Commercial mortgage servicing fees, Operating lease income, Other leasing gains, Other income and net securities gains (losses); (4) Non-GAAP measure: adjusted noninterest expense for 2025 excludes a $26MM benefit from the FDIC special assessment. See slide 3 for breakout of "Selected Items Impact on Earnings"; (5) Reflects the estimated full year taxable-equivalent adjustment 2026 Outlook Long-Term Targets(1) 4Q27 Targets(1) 2

Selected Items Impact on Earnings

Selected Items Impact on Earnings

$ in millions, except per share amounts

Quarter-to-date results	Pretax[1] Amount	After-tax at marginal rate[1] Net Income	After-tax at marginal rate[1] EPS[2][4]
Three months ended June 30, 2026			
No items	$ —	$ —	$ —
Three months ended March 31, 2026			
No items	—	—	—
Three months ended December 31, 2025			
FDIC special assessment (other expense)[3]	21	16	0.01
Three months ended September 30, 2025			
FDIC special assessment (other expense)[3]	5	4	—
Three months ended June 30, 2025			
No items	—	—	—
Year-to-date results			
Six months ended June 30, 2026			
No items	$ —	$ —	$ —
Six months ended June 30, 2025			
No items	—	—	—

(1) Favorable (unfavorable) impact; (2) Impact to EPS reflected on a fully diluted basis; (3) In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC's deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected in this table represent adjustments from initial estimates based on quarterly invoices received from the FDIC; (4) Earnings per share may not foot due to rounding

3

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control). Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Non-GAAP Measures. This presentation contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this presentation. Forward-Looking Non-GAAP Measures. From time to time we may discuss forward-looking non-GAAP financial measures. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results. Annualized Data. Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Taxable Equivalent. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt municipal securities, and certain lease assets, on a common basis that facilitates comparison of results to results of peers. Earnings Per Share Equivalent. Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent. GAAP: Generally Accepted Accounting Principles Forward-looking Statements and Additional Information 4